Exhibit 99.1
GENAERA LOGO

FOR IMMEDIATE RELEASE
Contact:
Genaera Corporation	Susan Neath – Porter Novelli Life Sciences
Investor Relations	Media
(610) 941-5675	(619) 849-6007
www.genaera.com	sneath@pnlifesciences.com

Genaera Regains Full Compliance with NASDAQ Listing Requirements

Plymouth Meeting, PA -- June 5, 2007 -- Genaera Corporation (NASDAQ: GENR) today announced that the Company has regained full compliance with listing requirements of the NASDAQ Capital Market.

In accordance with Marketplace Rule 4310(c)(4), Genaera was required to achieve a closing bid price of $1.00 or greater for a minimum of 10 consecutive trading days prior to June 22, 2007. On May 30, 2007, the Company received a letter from the NASDAQ Listing Qualifications Staff stating that it had recently demonstrated full compliance with NASDAQ Marketplace Rule 4310(c)(4) and that all related listing matters are closed. As a result, Genaera’s common stock will continue to be quoted on the NASDAQ Capital Market provided the Company continues to satisfy the continued listing requirements.

About Genaera

Genaera Corporation is focused on advancing the science and treatment of metabolic diseases. We have significant market opportunities with a first-in-class molecule that has the potential to redefine the treatment paradigm for obesity and type 2 diabetes. In addition, we have a value-driven, fully out-licensed partnership with MedImmune for a second core program. Genaera is committed to directing resources to its core program and the aggressive clinical development of its key assets to build stockholder value.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding preliminary results, future clinical development plans and prospects for Genaera's programs, including EVIZON™ (squalamine lactate), squalamine, LOMUCIN™, IL-9 antibody and trodusquemine (MSI-1436). You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "develop," "expect," "continue," and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to; Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates, including EVIZON™, squalamine, LOMUCIN™, IL-9 antibody and trodusquemine (MSI-1436) may be delayed or not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborators, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.